Exhibit 10.6

EXECUTION COPY
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of April 19, 2019 among TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation (the "Borrower"), the Lenders party hereto and KEYBANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).
R E C I T A L S
WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement, dated as of September 25, 2017 (as amended or modified from time to time, the "Credit Agreement");
WHEREAS, the Borrower has requested a modification to the Credit Agreement as described below; and
WHEREAS, the Administrative Agent and the Lenders party hereto are willing to agree to such modification, subject to the terms set forth herein as more fully set forth below.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
A G R E E M E N T
1.    Amendments to Credit Agreement. Effective as of the date first written above and subject to the conditions set forth in Section 2 below, the Credit Agreement is hereby amended as follows:
(a)Section 1.1 of the Credit Agreement is amended to add the following definitions thereto in appropriate alphabetical order:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“First Amendment Effective Date” means April 19, 2019.

(b)The definition of “Interest Payment Date” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Interest Payment Date” means, (a) as to any Eurodollar Loan, the last day of each Interest Period applicable to such Loan, the date of any prepayment of the Loans pursuant to Section 3.3 and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates, (b) as to any Base Rate Loan, the third

Business Day after the end of each Fiscal Quarter, the date of any prepayment of the Loans pursuant to Section 3.3 and the Maturity Date and (c) as to LIBOR Market Index Rate Swing Line Loans, the third Business Day after the end of each calendar month and the Maturity Date.

(c)The definition of “SEC Reports” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“SEC Reports” means the Borrower’s Form 10-K Report for the year ended December 31, 2018.
(d)The definition of “Swing Line Sublimit” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Swing Line Sublimit” means an amount equal to $15,000,000. The Swing Line Sublimit is part of, and not in addition to, the Revolving Committed Amount.

(e)Section 1 of the Credit Agreement is hereby amended by adding the following as Section 1.8 thereto:

1.8 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate”.

(f)Section 2.2(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in the amounts set forth in the applicable Fee Letter (the “L/C Fronting Fee”). The L/C Fronting Fee shall be computed on a quarterly basis in arrears and shall be due and payable on the third Business Day after the end of each Fiscal Quarter (as well as the Letter of Credit Expiration Date) for the Fiscal Quarter (or portion thereof) then ending, beginning with the first of such dates to occur after the issuance of such Letter of Credit. In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(g)Section 3.4(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)    Commitment Fees. In consideration of the Revolving Committed Amount being made available by the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of each Lender based on its Pro Rata Share, a per annum fee equal to the daily average sum of the Applicable Percentage for Commitment Fees for each day during the period of determination multiplied by the Unused Revolving Commitment for each such day (the “Commitment Fees”). The Commitment Fees shall commence to accrue on the Closing Date and shall be due and payable in arrears on the third Business Day after the end of each Fiscal Quarter (as well as on the Maturity Date and on any date that the Revolving Committed Amount is reduced) for the Fiscal Quarter (or portion thereof) then ending, beginning with the first of such dates to occur after the Closing Date. For purposes of clarification, Swing Line Loans shall not be considered usage of the Revolving Committed Amount for the purpose of calculating the Commitment Fees.

(h)Section 3.4(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c)    L/C Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a fee for each Letter of Credit issued at its request at a rate per annum equal to the Applicable Percentage for L/C Fees times the daily maximum amount available to be drawn under such Letter of Credit (the “L/C Fees”). The L/C Fees shall be computed on a quarterly basis in arrears and shall be due and payable on the third Business Day after the end of each Fiscal Quarter (as well as on the Letter of Credit Expiration Date) for the Fiscal Quarter (or portion thereof) then ending, beginning with the first of such dates to occur after the issuance of such Letter of Credit.

(i)Section 3.10 of the Credit Agreement is hereby amended to add “(a)” before the first paragraph and adding the following as paragraph (b) thereto:

(b) In the event ICE Benchmark Administration Limited (or any Person that takes over the administration of such rate) discontinues its administration and publication of interest settlement rates for deposits in Dollars, as determined by the Administrative Agent (which determination shall be conclusive absent manifest error), then (i) the Administrative Agent and the Borrower shall seek to jointly agree upon an alternate rate of interest to the Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and the Administrative Agent and the Borrower shall enter into an amendment to this Credit Agreement to reflect such alternate rate of interest and such other related changes to this Credit Agreement as may be applicable; provided that, notwithstanding anything to the contrary in Section 11.6, such amendment shall become effective without any further action or consent of any other party to this Credit Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date a copy of such amendment is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment and (ii) until an alternate rate of interest shall be determined in accordance with this clause (b), (x) any request pursuant to Section 2.3 that requests the conversion of Base Rate Loans to Eurodollar Loans, or continuation of any Eurodollar Loans, shall be ineffective and any such Borrowing shall be continued as or converted to, as the case may be, a Base Rate Loan, and (y) if any request pursuant to Section 2.1 requests a Borrowing of Eurodollar Loans, such Borrowing shall be made as a Borrowing of Base Rate Loans; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Credit Agreement.

(j)Section 4 of the Credit Agreement is hereby amended by adding the following as Section 4.1(m) thereto and re-numbering the current Section 4.1(m) to Section 4.1(n):

(m) Beneficial Ownership. At least five days prior to the First Amendment Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower must deliver a Beneficial Ownership Certification in relation to the Borrower.

(k)Section 6 of the Credit Agreement is hereby amended by adding the following Section 6.22 thereto:

6.22    Beneficial Ownership. As of the First Amendment Effective Date, the information included in any Beneficial Ownership Certification required to be delivered hereunder is true and correct in all respects.

(l)Section 7 of the Credit Agreement is hereby amended by adding the following as Section 7.1(h) thereto and re-numbering the current Section 7.1(h) to Section 7.1(i):

(h)    Beneficial Ownership Certification. Any change in the information provided in any Beneficial Ownership Certification required to be delivered hereunder that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certifications.

(m)Section 11.6 of the Credit Agreement is hereby amended to delete the first clause thereof in its entirety and to substitute the following clause therefor:

Except to the extent provided in Section 2.8 with respect to extensions of the Maturity Date and subject to Section 3.10(b), no amendment or waiver of any provision in this Credit Agreement or any other Credit Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

2.    Effectiveness. This Amendment shall be effective on the date of receipt by the Administrative Agent of (i) copies of this Amendment duly executed by the Borrower, the Administrative Agent and the Lenders and (ii) the Administrative Agent’s and its affiliates’ fees and expenses (including fees and expenses of counsel for the Administrative Agent) in connection with this Amendment.

3.    Ratification of Credit Agreement. The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended and modified by this Amendment and as amended and modified from time to time hereafter. Except as herein specifically agreed, the Credit Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect according to its terms. Each party hereto acknowledges and consents to the modifications set forth herein and agrees that, other than as explicitly set forth in Section 1 above, this Amendment does not impair, reduce or limit any of its obligations under the Credit Documents (including, without limitation, the indemnity obligations set forth therein) and that, after the date hereof, this Amendment shall constitute a Credit Document.

4.    Authority/Enforceability. The Borrower represents and warrants as follows:
(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)    This Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Amendment.

5.    Representations and Warranties. The Borrower represents and warrants to the Lenders that (a) the representations and warranties of the Borrower set forth in Section 6 of the Credit Agreement are true and correct as of the date hereof, unless they specifically refer to an earlier date, except that all references in Section 6.7 of the Credit Agreement to December 31, 2016 shall be changed to December 31, 2018 for purposes hereof, (b) no event has occurred and is continuing which constitutes a Default or an Event of Default, and (c) it has no claims, counterclaims, offsets, credits or defenses to its obligations under the Credit Documents, or to the extent it has any, they are hereby released in consideration of the Lenders party hereto entering into this Amendment.
6.    No Conflicts. The Borrower represents and warrants that the execution and delivery of this Amendment, the consummation of the transactions contemplated herein and in the Credit Agreement (before and after giving effect to this Amendment), and the performance of and compliance with the terms and provisions hereof by the Borrower will not (a) violate, contravene or conflict with any provision of its articles or certificate of incorporation, bylaws or other organizational or governing document, (b) violate, contravene or conflict with any law, rule, regulation (including, without limitation, Regulation U and Regulation X), order, writ, judgment, injunction, decree or permit applicable to the Borrower, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which the Borrower is a party or by which it or its properties may be bound, the violation of which would have or would be reasonably expected to have a Material Adverse Effect or (d) result in or require the creation of any Lien upon or with respect to the Borrower's properties (except the Lien of the FMB Mortgage Documents in favor of the First Mortgage Bond Trustee).
7.    Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy or by electronic format (pdf) shall be effective as an original.
8.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.
BORROWER:

TEXAS-NEW MEXICO POWER COMPANY,
a Texas corporation
By:    /s/ Joseph D. Tarry
Name:    Joseph D. Tarry
Title:    Vice President, Controller and Treasurer

ADMINISTRATIVE AGENT:

KEYBANK, NATIONAL ASSOCIATION,
as Administrative Agent and as a Lender
By:    /s/ Keven D Smith
Name:    Keven D. Smith
Title:    Senior Vice President

LENDERS:
JPMORGAN CHASE BANK, N.A.,
as a Lender

By:    /s/ Nancy R. Barwig
Name:    Nancy R. Barwig
Title:    Executive Director

MUFG UNION BANK, N.A.,
as a Lender

By:    /s/ Paul Farrell
Name:    Paul Farrell
Title:    Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:    /s/ Gregory R. Gredvig
Name:    Gregory R. Gredvig
Title:    Director